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                                                                    Exhibit 10.8


                              CONSULTING AGREEMENT
                                 BY AND BETWEEN
                        MARCH MOTORS INTERNATIONAL, INC.
                                       AND
                             GLOBAL COIN CORPORATION

THIS AGREEMENT entered into on March 31st, 1998, is made by and between March Motors International, Inc. (hereinafter referred to as "March") and Global Coin Corporation, a Company incorporated under the laws of British Columbia, Canada (hereinafter referred to as "Global").

WHEREAS, March desires the services of Global to assist March in its development program, start-up, intended IPO and operations (the "Goals"), and Global has agreed to provide such services.

NOW, THEREFORE, March and Global in consideration of the mutual promises and covenants contained herein, agree as follows:

I.       ENGAGEMENT

         March hereby engaged Global to assist March in achieving the Goals. Global hereby accepts such engagement, subject to the provisions hereof. During the term of this Agreement Global agrees to render the foregoing assistance in a reasonably diligent, trustworthy, loyal and business like manner, all for the purpose of advancing the business interests of March.

II.      EXCLUSIVITY OF SERVICES

         Global will devote its best efforts to the performance of its duties hereunder. Global will not, without the written consent of the Board of Directors of March, engage in any activity in competition with the Goals during the term of this Agreement, except as specified herein. Global may continue to operate and develop its other business interests.

III.     TERM

         This Agreement shall have a term of approximately three years ("initial term"), beginning on April 1, 1998 and expiring on December 31, 2000. This Agreement will, after expiration of the initial term, automatically extend for consecutive additional one year terms ("succeeding terms") absent sixty (60) days of written notice from either party to the other, prior to the expiration of either the initial term or any succeeding term, of such party's intent not to renew this Agreement. Both the initial term and any succeeding terms shall be subject to termination before expiration under Section VII of this Agreement.

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IV.      COMPENSATION

         In consideration of Global's acceptance of continued engagement and the performance of its duties under this Agreement, including but not limited to the provisions of Sections V and VI, March shall pay to Global the following:

         (a) Direct Remuneration-Global shall be paid an annual sum of $60,000.00 for its agreement hereunder, payable in equal monthly installments of $5,000.00 on the 1st day of each month during the term hereof; PROVIDED HOWEVER that Global agrees to defer the receipt of the said sum of the following conditions:

                  [i] Global may at any time convert the amount deferred to such point in time to common shares of March at the rate of $3.00 deferred compensation per common share;

                  [ii] Any deferred amount not converted to common shares under [i] above shall be paid to Global upon the closing of an offering of March's securities conducted pursuant to a registration statement filed by March under Section 5 of the Securities Act of 1933, as amended, raising net proceeds to March of $4,000,000.00 or more [an "IPO"]; and

                  [iii] The foregoing provisions of this Section IV[a] shall survive the termination or expiration of this Agreement.

         (b) Benefits-Global shall nominate an employee to represent Global under this Agreement. Such employee shall, for each fiscal year this Agreement remains effective, be entitled to March benefit plans on the same terms as such benefits are available or granted to other senior executives of March.

         (c) Expense Reimbursement-March will pay or reimburse Global for all reasonable and necessary out-of-pocket expenses incurred by Global in the performance of its duties under this Agreement, subject to the presentation of appropriate vouchers in accordance with March's normal policies for expense verification, and in an amount not to exceed One Thousand Dollars ($1,000.00) in any calendar month.

V.       COVENANT NOT TO SOLICIT

         In partial consideration of the compensation paid under this Agreement, including, but not limited to, the benefits outlined above, Global agrees that during the term hereof, and the term hereof regardless of whether this Agreement is terminated

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         with or without  Global's  concurrence  provided  that any  involuntary termination is in compliance with this Agreement, Global shall not:

         (a) Deliver products or services or attempt to deliver products or services which are of the same type or nature as those which Global provided or offered during its engagement under this Agreement, to any customer of March, except as specifically provided herein, without prior written consent of March.
                  March's products and services shall be defined for these purposes to include those products and services offered by March during Global's engagement with March.

         (b) Employ or offer any individual employed by March within the four (4) months preceding the termination of Global's engagement, or request, advise or entice any such individual to leave the employment of March.

         Global further agrees that in the event it breaches any of the covenants contained in Section V or VI of this Agreement, irreparable harm will result to March, that March's remedy at law will be inadequate, and that March will be entitled to an injunction to restrain any continuing breach of this Agreement by Global. March shall, without limitation, be entitled to damages, reasonable attorneys' fees, and any other costs and expenses incurred in connection with the enforcement of Section V or VI of this Agreement, in addition to any other rights or remedies which March may have at law or in equity.

VI.      NONDISCLOSURE OF INFORMATION

         (a) Global agrees that any information related to the business of March, or of any of March's clients or customers, which is acquired by Global during its engagement by March, shall be regarded as confidential and solely for the proprietary benefit of March. Global shall not, except as is necessary in the ordinary course of conducting business for March, use such information for itself or disclose such information to any other person or entity directly or indirectly, either during the term of this Agreement, or any time thereafter, unless it obtains the prior written approval of March.

         (b) Global shall not remove any records or documents from the premises of March or March's clients or customers in either original, duplicate, or copies form, except as is necessary in the ordinary course of conducting business for March and subject to the approval of March's management person with the authority to act upon such matters. Global shall immediately deliver to March, upon termination of its engagement with March, or at any other time upon March's request, any such records or documentation in Global's possession or control.


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VII.     TERMINATION

         (a) Global's engagement hereunder shall be terminated under any of the following circumstances:

                  [i]        by the mutual agreement of Global and March; or

                  [ii] upon the termination of this Agreement by March or Global under Section III.

         (b) In the event that Global's engagement is terminated under this paragraph VII, Global's entitlement to compensation under
                  Section IV of this Agreement which would be earned after termination shall be immediately cease.

VIII.             CONSENT TO VENUE AND JURISDICTION

         Global and March consent to venue and jurisdiction in the District Court of Hennepin, State of Minnesota, and in the United States District Court for the district of Minnesota, and to service of process under Minnesota law in any action commenced to enforce this Agreement.

IX.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties, and may not be amended or modified except by the mutual written agreement of Global and March. This agreement supersedes any previous agreement, written or oral, that Global and March may have entered into.

X.       GOVERNING LAW

         This Agreement shall be construed under and governed by the laws of the State of Minnesota.

XI.      SEVERABILITY

         If any provision of this Agreement shall, for any reason, be adjudged to be void, invalid, or unenforceable by a court of law, the remaining provisions of this Agreement shall nonetheless continue and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

MARCH MOTORS INTERNATIONAL, INC.

By: /s/ Joseph Novogratz
    ------------------------------

Its: President
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GLOBAL COIN CORPORATION

By: /s/ Myron Calof
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Its: Vice President
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